EXHIBIT 10.1
Execution Version
THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of October 31, 2024 (the “Execution Date”), by and between BP RESERVOIR PLACE LLC, a Delaware limited liability company (“Landlord”), and DYNATRACE LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A.Landlord and Tenant are parties to that certain Lease dated July 6, 2017 (the “Original Lease”), as amended by that certain First Amendment to Lease dated August 23, 2019 and that certain Second Amendment to Lease dated July 16, 2021 (the “Second Amendment”) (as amended, the “Lease”), pursuant to which Landlord leases to Tenant approximately 59,862 rentable square feet on the first (1st) floor (the “Premises”) of the building (the “Building”) known and numbered as 1601 Trapelo Road, Waltham, Massachusetts, all as more particularly set forth in the Lease.

B.The Term of the Lease is scheduled to expire on September 30, 2027.

C.Simultaneously with the execution of this Third Amendment, Tenant and an affiliate of Landlord are entering into a lease (the “Atlantic Wharf Lease”) for certain premises (the “Atlantic Wharf Premises”) containing approximately 25,094 rentable square feet on the eleventh (11th) floor of the building known as Atlantic Wharf and located at 280 Congress Street, Boston, Massachusetts.

D.Landlord and Tenant wish to enter into this Third Amendment to (i) terminate the Lease and (ii) amend certain other terms and conditions of the Lease

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby mutually acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.Termination of Lease. The Term of the Lease shall terminate effective as of the “Commencement Date” (as defined in the Atlantic Wharf Lease) of the Atlantic Wharf Lease (the “Termination Effective Date”). Notwithstanding the foregoing, if the Commencement Date under Atlantic Wharf Lease occurs during the Black-Out Period (as hereinafter defined), then the Termination Effective Date for all purposes under this Third Amendment shall automatically be deemed to be April 5, 2025. As used herein, the “Black-Out Period” shall mean the period beginning on March 24, 2025 and continuing through April 4, 2025. Notwithstanding anything to the contrary contained in the Lease, including without limitation any otherwise applicable requirements of Section 9.6(B), Article III, and Sections 5.2 and 5.12 thereof, on or before the Termination Effective Date, Tenant shall vacate the Premises and deliver the Premises to Landlord (i) in broom clean condition, (ii) with the Retained Furniture (as hereinafter defined) removed and any damage resulting from such removal repaired and (iii) otherwise in its then “as-

is” condition. Without limitation, if Tenant fails to vacate the Premises and return them to Landlord as described in the immediately preceding sentence, then Tenant shall be deemed to be holding over with respect to the Premises and such holdover tenancy shall be governed by the applicable provisions of the Lease (including, without limitation, Section 9.17 of the Original Lease); provided, however, that if the rent abatement set forth in Section 2 below is in effect as of the Termination Effective Date, then the use and occupancy charge set forth in said Section 9.17 shall be calculated without reference to such rent abatement. As used herein, the “Existing Furniture” shall mean all of Tenant’s furniture, fixtures, equipment and other personal property that are located in the Premises as of the Execution Date of this Third Amendment. On or before January 1, 2025 (the “Furniture Decision Date”), Tenant shall indicate to Landlord (either by providing Landlord with a reasonably detailed list or by physical tagging) what portion of the Existing Furniture (if any) that it will be relocating to the Atlantic Wharf Premises (the “Retained Furniture”). Upon the Furniture Decision Date, all rights, title and ownership in and to the Existing Furniture (other than the Retained Furniture, if any) (the “Rejected Furniture”) shall be conveyed to and vest in Landlord. Notwithstanding anything to the contrary set forth in the Lease, commencing as of the Furniture Decision Date, Landlord may remove and/or dispose of any Rejected Furniture in any manner Landlord deems appropriate.

2.Rent. Tenant shall continue to pay Annual Fixed Rent, Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises (collectively, “Recurring Rent”) as set forth in the Lease through the Termination Effective Date. Notwithstanding the foregoing, if the Termination Effective Date does not occur on or before May 31, 2025, then Tenant shall have no obligation to pay any Recurring Rent commencing as June 1, 2025 and continuing until the Termination Date actually occurs.

3.Signage. On or before March 1, 2025 (the “Façade Sign Removal Date”), Tenant shall remove Tenant’s Façade Sign (as defined in Section 4.1.4(B) of the Original Lease) and effect such repairs and restoration as may be required by said Section 4.1.4(B). Such removal and restoration shall be at Tenant’s sole cost and expense. In the event that Tenant fails to complete such removal, repairs and restoration by the Façade Sign Removal Date, then Landlord may (but shall not be obligated) to cure such failure at Tenant’s cost and expense.

4.Security Deposit. The parties acknowledge that Landlord is currently holding a security deposit (the “Security Deposit”) in the amount of $408,000.00 in accordance with Section 9.19 of the Lease. Promptly after the Execution Date of this Third Amendment, Landlord shall return a $253,253.67 portion of such Security Deposit to Tenant so that the remainder of such Security Deposit shall be $154,746.33. Notwithstanding anything to the contrary set forth in the Lease, Landlord shall return the Security Deposit as so reduced (i.e. $154,746.33), or so much thereof as shall not have theretofore been applied in accordance with the Lease, to Tenant promptly after the Termination Effective Date.

5.Deletion of Lease Provisions. For the avoidance of doubt, the parties hereby agree that Section 9.18 of the Original Lease (Extension Option) and Section 9.25 of the Original Lease Amendment (as modified by Section 5(F) of the Second Amendment) (Right of First Offer) are each hereby deleted and of no further force or effect.

6.Brokerage. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Third Amendment other than CBRE (“Tenant’s Broker”), and in the event any claim is made against the Landlord relative to dealings with brokers (including Tenant’s Broker), Tenant shall defend the claim against Landlord with counsel of Landlord’s selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim (it being understood that Landlord shall have no obligation to pay any commission to Tenant’s Broker in connection with this Third Amendment).
7.Binding Agreement. This document shall become effective and binding only upon the execution and delivery of this Third Amendment by both Landlord and Tenant.
8.Ratification. Except as expressly modified by this Third Amendment, the Lease shall remain in full force and effect, and as further modified by this Third Amendment, is expressly ratified and confirmed by the parties hereto. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

9.Interpretation and Partial Invalidity. If any term of this Third Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Third Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Third Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this Third Amendment. This Third Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. All capitalized terms not otherwise modified or defined herein shall have the respective same meanings ascribed to them in the Lease. From and after the Execution Date and except as expressly set forth otherwise in this Third Amendment, the term “Lease” is hereby amended to mean and refer to the Lease as amended by this Third Amendment.
10.Counterparts, Electronic Signatures and Authority. This Third Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include electronically scanned and transmitted versions (e.g., via PDF, DocuSign and/or any other similar electronic signature service) of an original signature. This Third Amendment may be executed in multiple counterparts which shall together constitute a single document. Any executed counterpart of this Third Amendment delivered by PDF, DocuSign (or other similar electronic signature service) or another file sent by email shall be equally effective as an original counterpart for all purposes. Landlord and Tenant each warrant to the other that the person or persons executing this Third Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Third Amendment.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned executed this Third Amendment as of the date and year first written above.

LANDLORD:

BP RESERVOIR PLACE LLC,
a Delaware limited liability company

By:    BOSTON PROPERTIES LIMITED PARTNERSHIP,
    a Delaware limited partnership,
    its manager

    By:    BXP, Inc.,
        a Delaware corporation,
        its general partner

        By:    /s/ Patrick Mulvihill
            Name:    Patrick Mulvihill
            Title:    SVP, Leasing

TENANT: DYNATRACE LLC, a Delaware limited liability company By: /s/ James Benson Name: James Benson Title: Chief Financial Officer

[Signature Page to Third Amendment]